Exhibit 4(d)(1)

REGISTERED		REGISTERED
PITNEY BOWES INC.

	GLOBAL MEDIUM-TERM NOTE	CUSIP No. 72447XAA5
(Fixed Rate)

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF, THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR OT SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

If applicable, the “Total Amount of OID”, “Original Yield to Maturity” and “Initial Accrual Period OID” (computed under the Approximate Method) set forth below have been completed solely for the purposes of applying Federal Income Tax Original Issue Discount (“OID”) Rules.

PRINCIPAL AMOUNT AND CURRENCY (if other than U.S. dollars): $500,000,000	EXCHANGE RATE AGENT:

DENOMINATIONS (If other than U.S. dollars or the U.S. dollar denominations set forth on the reverse):	STATED MATURITY OF SECURITY: January 15, 2016

OPTION TO RECEIVE PAYMENT IN SPECIFIED CURRENCY:	COMPUTATION PERIOD (if other than a 360-day year of 12 30-day months):
YES: ☐ NO: ☑
ISSUE DATE: July 13, 2005	REGULAR RECORD DATE(S) (if other than 15th day preceding the applicable Interest Payment Date): January 1 and July 1

INTEREST RATE: 4.750% per annum	REDEMPTION PERCENTAGE(S):

INTEREST PAYMENT DATE(S): January 15 and July 15, first coupon payment on January 15, 2006	REPAYMENT PERCENTAGE(S) (option of Holder) (if other than 100% of Principal Amount):

REDEMPTION DATE(S): Any time	ORIGINAL ISSUE DISCOUNT SECURITY:

REPAYMENT DATE(S) (option of Holder):	TOTAL AMOUNT OF OID:

ORIGINAL YIELD TO MATURITY:	INITIAL ACCRUAL PERIOD OID:

ISSUE PRICE

OTHER PROVISIONS:
The Company may redeem this Securities, at any time in whole or from time to time in part, at a redemption price equal to the sum of 100% of the aggregate principal amount being redeemed, accrued but unpaid interest to the Redemption Date, and the Make-Whole Amount, if any, as defined below.

     “Make-Whole Amount” means, in connection with any optional redemption, the excess, if any, of (a) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest, exclusive of interest accrued to the date of redemption, that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semiannual basis (assuming a 360-day year of twelve 30-day months), such principal and interest at the Reinvestment Rate, determined on the third business day preceding the date notice of such redemption is given, from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of redemption, over (b) the aggregate principal amount being redeemed.

     “Reinvestment Rate” means 0.15% plus the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity, rounded to the nearest month, corresponding to the remaining life to maturity, as of the payment date of the principal amount being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Company.

     “Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any required determination under the Indenture referred to above, then such other reasonably comparable index which shall be designated by the Company.

     Pitney Bowes Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal amount specified on the Schedule of Increases or Decreases hereto (any currency specified above other than U.S. dollars being hereinafter referred to as a “Specified Currency”) on the Stated Maturity specified above and to pay interest thereon (computed, unless a different Computation Period is specified above, on the basis of a 360-day year of twelve 30-day months), from and including the Issue Date specified above (the “Issue Date”) or from and including the most recent Interest Payment Date to which interest on this Security (or any predecessor Security) has been paid or duly provided for to, but excluding, the Interest Payment Date, on the Interest Payment Date(s) specified above in each year (each an “Interest Payment Date”) and at Maturity, at the rate per annum equal to the Interest Rate specified above, until the principal hereof is paid or duly made available for payment; provided, however, that, unless the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election (as hereinafter defined) with respect to one or more such payments, the Company will make all such payments in respect of this Security in U.S. dollars in amounts determined as set forth on the reverse hereof. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Market Day (as defined on the reverse hereof)) next preceding such Interest Payment Date, unless a different Regular Record Date is specified above (the “Regular Record Date”); provided, however, that interest payable at Maturity will be payable to the Person to whom principal shall be payable; and provided, further, that, if the Issue Date is after a Regular Record Date and before the next succeeding Interest Payment Date the first payment of interest shall be payable on the second Interest Payment Date following the Issue Date to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

     Any interest on this Security that is payable but not punctually paid or duly provided for (“defaulted interest”) on any Interest Payment Date shall forthwith cease to be payable to the Registered Holder on the relevant Regular Record Date by virtue of such Holder having been a Holder on such Regular Record Date. Such defaulted interest may be paid by the Company, at its election in each case, as provided in clause (a) or clause (b) below:

     (a) The Company may elect to make payment of any defaulted interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such defaulted interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment and at the same time the Company shall deposit with the Trustee funds equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment. Such funds when deposited shall be held in trust for the benefit of the persons entitled to such defaulted interest as provided in this clause (a). Thereupon the Trustee promptly shall fix a special record date for the payment of such defaulted interest in respect of the Securities, which shall be not more than 15 nor less than ten days prior to the date of the proposed payment. The Trustee promptly shall notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the special record date thereof to be mailed, first class postage prepaid, to each Holder of Securities at his address as it appears in the Security register, not less than ten days prior to such special record date. Notice of the proposed payment of such defaulted interest and the special record date therefor having been mailed as aforesaid, such defaulted interest in respect of the Securities shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such special record date and such defaulted interest shall no longer be payable pursuant to the following clause (b).

     (b) The Company may make payment of any defaulted interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

     If any Interest Payment Date or the Maturity specified on the face hereof falls on a day that is not a Market Day with respect to this Security, the related payment of principal, premium, if any, and/or interest will be made on the next succeeding Market Day as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

     If (a) this Security is payable in U.S. dollars or (b) this Security is payable in a Specified Currency and (i) the Holder is not entitled to make, or has not made, a Specified Currency Payment Election and the Exchange Rate Agent is able to convert the Specified Currency into U.S. dollars or (ii) the Specified Currency is unavailable to the Company because of the imposition of exchange controls or other circumstances beyond the control of the Company, then payment of the principal of (and premium, if any) and interest on this Security will be made at the designated office of the Trustee at Citibank, N.A., 111 Wall Street, 15th Floor, New York, New York 10005 (the “Designated Office”), or such other office or agency of the Company maintained by it for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or public debts; provided, however, that payment of the principal of (and premium, if any) and interest due on this Security at Maturity will be made in immediately available funds at such Designated Office or other office or agency if this Security is presented to the Trustee in time for the Trustee to make such payments in accordance with its normal procedures; and provided, further, that, unless this Security is a Global Security, at the option of the Company payment of interest due on this Security on an Interest Payment Date other than Maturity may be made by check mailed to the address of the Holder as such address shall appear in the Security Register; or by wire transfer to an account maintained by such Holder with a bank located in the United States, provided that such Holder shall have provided in writing to the Trustee, on or prior to the relevant Regular Record Date, appropriate payment instructions. Notwithstanding the foregoing, if this Security is a Global Security, all payments due on this Security will be made in immediately available funds to the Holder.

     If this Security is payable in a Specified Currency and (i) the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election with respect to such payments and (ii) either the Specified Currency is available to the Company or is not available to the Company for any reason other than the imposition of exchange controls or other circumstances beyond the control of the Company, then (x) the payment of interest due on this Security on any Interest Payment Date other than Maturity will be made in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts) by check drawn upon a bank office located outside the United States and mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, and (y) payment of principal (and premium, if any) and interest due at Maturity will be made in such Specified Currency (or, if applicable, such other coin or currency) by wire transfer of immediately available funds to an account maintained by the Holder hereof with a bank office located in the country which issued the Specified Currency upon presentation of this Security to the Trustee in time for such wire transfer to be made by the Trustee in accordance with its normal procedures. If this Security is payable in a Specified Currency, the Holder hereof may elect, if specified above, to receive payments of principal of (and premium, if any) and interest on this Security in such Specified Currency (a “Specified Currency Payment Election”) by delivery of a written request (including, in the case of an election with respect to payments at Maturity, appropriate wire transfer instructions) to the Trustee at its Designated Office referred to above on or prior to the relevant Regular Record Date or the fifteenth day prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by facsimile transmission. In such circumstance, the Holder may elect to receive payment in the Specified Currency for all payments of principal (and premium, if any) and interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the relevant Regular Record Date or the fifteenth day prior to Maturity, as the case may be. If this Security is a Global Security, the Holder shall be entitled to make a Specified Currency Payment Election with respect to all or any part of the principal amount of this Security and in such circumstances, as well as the circumstances referred to in clause (ii) above, all payments due on this Security will be made in immediately available funds in the Specified Currency to the Holder. Reference herein to the Specified Currency shall be deemed to include such other coin or currency as at the time of any payment with respect to this Security is legal tender for the payment of public and private debts in the country issuing the Specified Currency at the time this Security was originally issued.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal.

PITNEY BOWES INC.
By:	/s/ Bruce P. Nolop
	Name:	Bruce P. Nolop
	Title:	Executive Vice President & Chief Financial Officer

By:	/s/ Dessa M. Bokides
	Name:	Dessa M. Bokides
	Title:	VP – Finance & Treasurer

Attest:
/s/ A. C. Corn
Dated: July 13, 2005

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee
By:	/s/ Nancy Forte
Authorized Signatory

Form of Reverse of Security

     This Security is one of a duly authorized issue of securities of the Company (the “Securities”) issued and to be issued in one or more series under the Indenture dated as of February 14, 2005 (as supplemented, amended and restated from time to time, the “Indenture”) between the Company and Citibank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited initially to an aggregate principal amount not to exceed U.S. $2,100,000,000 (or, if Securities of this series are to be Original Issue Discount Securities or are to be denominated in one or more Specified Currencies with amounts payable in respect of principal of or any premium or interest to be determined by reference to the value, rate or price of one or more specified indices (“Indexed Securities”), such principal amount as shall result in an aggregate initial offering price of Securities equivalent to no more than U.S. $2,100,000,000), which amount may be increased at the option of the Company without notice to, or the consent of, Holders if in the future it determines that it may wish to sell additional Securities of the same series. Except as otherwise may be stated on the face hereof, the Securities of this series are issuable only as registered Securities, without coupons, in denominations of $1,000 and integral multiples thereof (or in the case of Securities denominated in a Specified Currency, in such minimum denominations not less than 1,000 units of such Specified Currency and integral multiples of 1,000 units or such other denominations as shall be set forth on the face thereof). The Securities of this series may be issued from time to time in various principal amounts and currencies, may mature at different times, may bear interest at different rates or formulas, may be subject to different redemption or repayment provisions, if any, and may otherwise vary.

     The Securities are general, direct, unconditional, unsecured and unsubordinated obligations of the Company.

     If this Security is designated on the face hereof as an Original Issue Discount Security, then, notwithstanding anything to the contrary contained in this Security, upon the redemption, repayment or acceleration of Maturity of this Security there shall be payable, in lieu of the principal amount due at the Stated Maturity hereof, as specified on the face hereof, an amount equal to the Amortized Face Amount of this Security. The “Amortized Face Amount” shall be the amount equal to (a) the Issue Price specified on the face hereof plus (b) that portion of the difference between the issue price and the principal amount of this Security that has been amortized at the Stated Yield (as defined below) of this Security (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount of this Security due at the Stated Maturity hereof. As used in the previous sentence, “Stated Yield” means the Yield to Maturity specified on the face hereof (or if not so specified, the yield to maturity compounded semi-annually and computed in accordance with generally accepted United States bond yield computation principles) for the period from the Issue Date to the Stated Maturity on the basis of the issue price and such principal amount.

     If this Security is payable in a Specified Currency, unless (i) the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election with respect to such payments as provided on the face hereof and (ii) either the Specified Currency is available to the Company or is not available to the Company for any reason other than the imposition of exchange controls or other circumstances beyond the control of the Company, then the Holder of this Security shall receive payments of principal (and premium, if any) and interest in U.S. dollars at an exchange rate based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (who, unless otherwise specified on the face hereof, shall be the Trustee) at approximately 11:00 A.M., New York City time, on the second Market Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent (or a distributor) or an affiliate thereof selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Securities of this series payable in such Specified Currency and scheduled to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. All currency exchange costs incurred by the Company in converting a Specified Currency into U.S. dollars in order to make payments hereon will be borne by the Holder of this Security by deductions from such payments. If the Exchange Rate Agent determines that such bid quotations are not available, payments will be made in the Specified Currency; provided, however, that if the Holder is entitled to make, and has made the applicable Specified Currency Payment Election but the Specified Currency (or, if applicable, such other coin or currency) is not available to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control, the Company will be entitled to make payments in U.S. dollars on the basis of the noon buying rate for cable transfers in The City of New York as certified for customs purposes by (or, if not so certified, as otherwise determined by) the Federal Reserve Bank of New York (the “Market Exchange Rate”) for such Specified Currency on the second Market Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated on the face hereof.

     “Market Day” means (i) any day that is a Business Day in The City of New York, (ii) if this Security is payable in a Specified Currency (other than euro), any day that is also a Business Day in the Principal Financial Center in the country issuing the Specified Currency and (iii) if this Security is payable in euro, any day that is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer, or TARGET, System or any successor system is open for business.

     “Business Day”, when used with respect to any place, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place are authorized or obligated by law to close.

     “Principal Financial Center” means the capital city of the country issuing the Specified Currency; provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “principal financial center” shall be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

     If one or more Redemption Dates (or ranges of Redemption Dates) is specified on the face hereof, this Security is subject to redemption, in whole or (in authorized denominations) in part, upon at least 30 days’ and not more than 60 days’ notice by mail, on any such date (or during any such range of dates), as a whole or from time to time in part, at the election of the Company, at a Redemption Price determined as provided in the next succeeding sentence, together with interest accrued to the Redemption Date; provided, however, that installments of interest the Stated Maturity of which is on or prior to the Redemption Date will be payable to the Holder of record hereof (or one or more predecessor Securities) at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the indenture. If applicable, the “Redemption Price” for any such redemption shall be the amount determined by multiplying the Redemption Percentage specified on the face hereof with respect to the relevant Redemption Date (or range of such dates) by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.

     Notice of redemption having been given as aforesaid, this Security (or the portion of the principal amount hereof so to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) shall cease to bear interest.

     In the case of any partial redemption at the election of the Company of Securities of this series, the Securities of a particular tenor to be redeemed shall be selected by the Trustee at least 60 days prior to the Redemption Date by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities. In the event of any redemption of this Security in part only, a new Security or Securities of this series of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, provided that such unredeemed portion shall be an authorized denomination for Securities of this series and provided, that if at the time of redemption such Securities are registered as a Global Security, the Depositary shall determine, in accordance with its procedures, the principal amount of such Securities held by each Holder to be redeemed.

     If one or more Repayment Dates (option of Holder) (or ranges of such dates) is specified on the face hereof, this Security is subject to repayment on any such date (or during any such range) or, if such date is not a Market Day, on the first Market Day following such date, as a whole or from time to time in part, at the election of the Holder, at the Repayment Price determined as provided in the next sentence together with interest accrued to the Repayment Date; provided, however, that interest installments the Stated Maturity of which is on or prior to the Repayment Date will be payable to the Holder hereof at the close of business on the Regular Record Date referred to on the face hereof. If applicable, the “Repayment Price” for any such repayment shall be determined by multiplying the Repayment Percentage (option of Holder), specified on the face hereof with respect to the relevant Repayment Date (option of Holder) (or range of such dates) by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be repaid, together with the interest accrued thereon to the Repayment Date; provided, however, that in no event shall the Repayment Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be repaid.

     Unless so indicated on the face hereof, this Security will not be subject to redemption through operation of a sinking fund.

     If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of Original Issue Discount Securities the Amortized Face Amount thereof) may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest on the Securities of this series shall terminate.

     Any payment made in U.S. dollars under the circumstances specified in this Security permitting payment in the U.S. dollars although originally required to be paid in the Specified Currency will not constitute an Event of Default under the Indenture.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness on this Security, or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth therein.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of the majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Security is registrable in the Security register. Upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, if this Security is duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of this Security, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Security shall be deemed to be a contract under the internal laws of the State of New York (other than principles of law that would apply the law of another jurisdiction), and for all purposes shall be construed and enforced in accordance with and governed by the laws of said State.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL MEDIUM-TERM NOTE

The following increases or decreases in this Global Medium-Term Note have been made:

Date	Amount of Increase in Principal Amount of this Global Medium-Term Note	Amount of Decrease in Principal Amount of this Global Medium-Term Note	Amount of this Global Medium-Term Note Following Such Increase or Decrease	Signature of Authorized Officer of Trustee or Securities Custodian

ABBREVIATION

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	— as tenants in common
TEN ENT	— as tenants by the entireties
JT TEN	— as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —                                         (Custodian) Custodian                                                               (Minor)
Under Uniform Gifts to Minors Act (                    ) (State)
Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(please insert social security or other identifying number of assignee)

(please print or typewrite name and address including postal zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                                                                  attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

OPTION TO ELECT REPAYMENT

     The undersigned Holder hereby irrevocably requests and instructs [Insert Name of Company] to repay the within Security (or portion thereof specified below) pursuant to its terms at the Repayment Price plus any accrued interest, to the undersigned Holder at

(please print or typewrite name and address including postal zip code of the undersigned Holder)

If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof which the undersigned Holder elects to have repaid:

and
specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the undersigned Holder for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid):

Date:

NOTICE: This signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.